    As filed with the Securities and Exchange Commission on March 22, 2000

                                                       Total Number of Pages - 4
                                                   Index to Exhibits at Page - 4


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                                  ___________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12 (b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                          ORATEC INTERVENTIONS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                   94-3180773
(State of Incorporation or Organization)       (IRS Employer Identification No.)

                               3700 Haven Court
                             Menlo Park, CA 94025
         (Address of Principal Executive Offices, Including Zip Code)

 If this form relates to the registration of a         If this form relates to the registration
 class of securities pursuant to Section 12(b)         of a class of securities pursuant to
 of the Exchange Act and is effective pursuant         Section 12(g) of the Exchange Act and is
 to General Instruction A.(c), check the               effective pursuant to General
 following box. [_]                                    Instruction A.(d), check the following
                                                       box. [X]

 Securities Act registration statement file number to which this form relates:
                           333-95815 (if applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                    Name of Each Exchange on Which
           to be so Registered                    Each Class is to be Registered
           -------------------                    ------------------------------

                  None                                      None

       Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock, par value $0.001
                               (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 filed on or about January 31, 2000 (SEC File No. 333-95815) (the "Form S-1 Registration Statement").
             -------------------------------

Item 2.   Exhibits
          --------

          The following exhibits are filed as a part of this Registration
          Statement:

          1.      Specimen certificate for Registrant's Common
                  Stock.-incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.

          2. Certificate of Incorporation of the Registrant-incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement

          3. Amended and Restated Certificate of Incorporation of the Registrant to become effective upon completion of the Registrant's initial public offering-incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

          4.      Bylaws of the Registrant-incorporated herein by reference to
                  Exhibit 3.3 to the Form S-1 Registration Statement.

          5. Amended and Restated Bylaws to become effective upon completion of the Registrant's initial public offering-incorporated herein by reference to Exhibit 3.4 to the Form S-1 Registration Statement.

          6. Amended and Restated Investors' Rights Agreement dated December 7, 1998 between the Registrant and certain holders of the Registrant's securities-incorporated herein by reference to Exhibit 10.1 to the Form S-1 Registration Statement.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 22, 2000                ORATEC INTERVENTIONS, INC.

                                    By: /s/ Nancy V. Westcott
                                        ---------------------------------------
                                          Nancy V. Westcott, Chief Financial
                                          Officer and Vice President,
                                          Administration

                               INDEX TO EXHIBITS

                                                                         Sequentially
                                                                         ------------
 Exhibit No.                  Description                                Numbered Page
 -----------                  -----------                                -------------
     1.         Specimen certificate for Registrant's Common           Incorporated by
                Stock.                                                 reference

     2.         Certificate of Incorporation of the Registrant.        Incorporated by
                                                                       reference

     3.         Form of Amended and Restated Certificate of            Incorporated by
                Incorporation of the Registrant to become              reference
                effective upon completion of the Registrant's
                initial public offering.

     4.         Bylaws of the Registrant.                              Incorporated by
                                                                       reference

     5.         Amended and Restated Bylaws of the Registrant to       Incorporated by
                become effective upon completion of the                reference
                Registrant's initial public offering.

     6.         Amended and Restated Investors' Rights Agreement       Incorporated by
                                                                       reference